SHARES CO-SALE AGREEMENT

     THIS SHARES CO-SALE AGREEMENT (the "Agreement") is made by and between International Commercial Television Inc., a Nevada corporation (the "Company"), and the selling shareholders of the Company listed in Schedule I hereto (the
                                                          ----------
"Selling  Shareholders").

     WHEREAS, the Company and the Selling Shareholders severally propose to sell to the public an aggregate of 2,000,000 shares of common stock of the Company (the "Shares") on a registration statement on Form SB-2 (the "Offering"); and

     WHEREAS, the 2,000,000 shares to be sold in the Offering consist of 1,333,000 authorized but unissued shares of common stock of the Company, and 667,000 outstanding shares of common stock of the Selling Shareholders; and

     WHEREAS, the Company will sell the Shares, with the Company and the Selling Shareholders disposing of the Shares and receiving consideration therefor on a pro rata basis;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1.   THE  OFFERING.
     -------------

     1.1 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell up to 1,333,000 authorized but unissued shares of common stock of the Company, and each Selling Shareholder agrees, severally and not jointly, to sell up to the number of shares listed next to their name on
Schedule I hereto. The Company shall have the discretion to determine the offering price of the Shares.

     1.2 Each Selling Shareholder has signed a Power of Attorney naming Kelvin Claney and Thomas Crosby, or either of them, as his or her attorneys-in-fact ("Attorneys-in-Fact") for the purpose of carrying out this Agreement. In this connection, each Selling Shareholder has deposited in custody with the Attorneys-in-Fact, as custodian, certificates in negotiable form for the Shares to be sold by the Selling Shareholder under this Agreement for the purpose of further delivery pursuant to this Agreement. The Attorneys-in-Fact shall have the power to transfer the Selling Shareholders' Shares in one or more transactions with full power of substitution in the premises. Each Selling Shareholder agrees that the Shares to be sold by the Selling Shareholder, represented by the certificates on deposit with the Attorneys-in-Fact are subject to the interest of the Company and the other Selling Shareholder, that the arrangements made for custody are to that extent irrevocable, and that the obligations of the Selling Shareholder under the Agreement will not be terminated, except as provided in this Agreement, by any act of the Selling Shareholder or by operation of law, whether by the liquidation or dissolution of such Selling Shareholder, by the death or incapacity of the Selling Shareholder or by the occurrence of any other event. If any Selling Shareholder should liquidate or dissolve, die or become incapacitated, or if any other event occurs before the delivery of the Shares hereunder, certificates for the Shares deposited with the Attorneys-in-Fact will be delivered by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, death, incapacity or other event had not occurred regardless of whether the Attorneys-in-Fact have received notice of the liquidation, dissolution, death, incapacity or other event.

     1.3 The Company shall conduct the Offering on a best efforts, no minimum basis, with or without the aid of broker/dealers or other selling agents. The Selling Shareholders agree that the Company may retain broker/dealers or selling agents in the Offering on such terms and conditions as the Company arranges in its sole discretion. If the Company retains broker/dealers or selling agents, the Selling Shareholders shall pay their pro rata share of commissions and expenses related thereto.

     1.4 The Company shall have no obligation to sell any of the Shares being offered by the Selling Shareholders in the Offering, but if any Shares in the Offering are sold, the specific Shares sold shall be drawn from those made available for sale by the Company and each Selling Shareholder based on multiplying, with respect to each of them, (a) the number of Shares sold by (b) a fraction, the numerator of which shall be the total number of Shares made available for sale by the referenced person and the denominator of which shall be the total Shares available for sale in the Offering. With respect to each sale, the Company shall pay or cause to be paid to each Selling Shareholder an amount equal to the difference of (x) the product of (i) the number of Shares sold for such Selling Shareholder times (ii) the price per Share, minus (y) the Selling Shareholder's pro rata share of commissions and expenses provided by
Section 1.3. At the conclusion of the Offering, the Company shall return to the Selling Shareholders any unsold Shares belonging to such Selling Shareholders.

     1.5 In the event that either or both of the Selling Shareholders fail to deliver the number of Shares that the Selling Shareholders are obligated to sell hereunder, the Company may, at its option, increase the number of shares to be sold by it hereunder to the total number of Shares to be sold in the Offering. In such case, the Company may make any necessary changes in the registration statement, the prospectus or in any other documents or arrangements. No action taken pursuant to this Section 1.5 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

2.     REPRESENTATIONS  AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each selling
       -----------------------------------------------------------
shareholder, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

     2.1     OWNERSHIP.  The  Selling Shareholders are the record and beneficial
             ---------
owners of, and have good and marketable title to the shares to be sold by the Selling Shareholders in the Offering, free and clear of any adverse claims and all restrictions on transferability, legends, proxies or other encumbrances.

     2.2     OWN ACCOUNT.  The Selling Shareholders are selling their shares for
             -----------
their own account, and the Selling Shareholders are not selling their shares, directly or indirectly, for the benefit of the Company, and the Selling Shareholders have no present intent that any part of the proceeds of such sale received by the Selling Shareholders will inure, either directly or indirectly, to the benefit of the Company.

     2.3     SHARES  VALIDLY  ISSUED.   For  purposes  of  administering  the
             -----------------------
Offering, the Selling Shareholders have placed or caused to be placed in the custody of the Company the certificates representing the shares to be sold by the Selling Shareholders, and such certificates represent validly issued, fully paid and nonassessable shares of common stock; and such certificates were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

     2.4     AUTHORITY.  The  Selling  Shareholders have the power and authority
             ---------
to enter into this Agreement and to sell, transfer and deliver their shares to the Company to be sold by the Company on their behalf; and the Selling Shareholders have authorized, executed and delivered to Kelvin Claney and Thomas Crosby, or either of them, as Attorneys-in-Fact, an irrevocable Power of Attorney authorizing and directing the Attorneys-In-Fact to effect the sale and delivery of the Shares being sold by the Selling Shareholders, to enter into this Agreement and to take all such other action as may be necessary hereunder.

     2.5     VALID  AND  BINDING  AGREEMENT.  This  Agreement  has  been  duly
             ------------------------------
authorized, executed and delivered by or on behalf of the Selling Shareholders and constitutes a valid and binding agreement of the Selling Shareholders, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein will not result in a breach or violation of the terms and provisions of any of, or constitute a default under, any agreement or instrument to which any Selling Shareholder is a party or by which any such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby, including the sale of the securities being sold buy such Selling Shareholder, except such as may be required under the Securities Act of 1933, as amended (the "Act"), or state securities laws or blue sky laws.

     2.6     GOOD  TITLE.  Each  investor  that  purchases  Shares  sold  by the
             -----------
Selling Shareholders in the Offering, upon delivery of and payment for the Shares, will acquire good and marketable title to the Shares when sold pursuant to the terms and conditions of this Agreement, and shall acquire good and marketable title thereto, free and clear of any adverse claims and obtain control thereto.

     2.7     LIMITATIONS  ON  DISTRIBUTION  OF  PROSPECTUS.  The  Selling
             ---------------------------------------------
Shareholders have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus or the prospectus or other materials permitted by the Act to be distributed by the Selling Shareholders.

     2.8     NO  UNTRUE  STATEMENTS  OF  MATERIAL FACTS.  To the extent that any
             ------------------------------------------
statements or omissions made in the registration statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, insofar as such statements or omissions relate to the Selling Shareholders, such preliminary prospectus and the registration statement will, and the prospectus and any amendments or supplements to the registration statement or prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.9     CERTIFICATES  SIGNED  BY  SELLING  SHAREHOLDERS.  Any  certificate
             -----------------------------------------------
signed by or on behalf of any Selling Shareholder and delivered to the Company shall be deemed a representation and warranty by such Selling Shareholder as to the matters covered thereby.

3.     COVENANTS OF SELLING SHAREHOLDERS.  The Selling Shareholders, severally
       ---------------------------------
and not jointly, covenant and agree with the Company as follows:

     3.1     REQUESTS  FOR  INFORMATION.  The  Selling  Shareholders  agree  to
             --------------------------
promptly furnish the Company with any and all written information concerning the Selling Shareholders that the Company reasonably requests in order to prepare the registration statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto, and to conduct such other due diligence as may be necessary for the Company to satisfy or respond to any regulatory or governmental requirements or requests. The Selling Shareholders agree to provide true, complete and accurate information based on a diligent review of appropriate records as would be conducted by a prudent man in the management of his own property. The Selling Shareholders understand that the Company may incorporate some or all of such information into the registration statement, the preliminary prospectus, the prospectus or any amendment or supplement thereto, or may determine based on such information that certain disclosures are not required, and that the Company will depend on the Selling Shareholders to provide true, complete and accurate information.

     3.2 Except as otherwise agreed to by the Company and the Selling Shareholders, the Selling Shareholders will pay all taxes, if any, on the transfer and sale of the Securities being sold by such Selling Shareholders, the fees of such Selling Shareholders' counsel.

     3.3 If this Agreement shall be terminated by the Company because of any failure, refusal or inability on the part of any Selling Shareholder to perform or failure to comply with its obligations under this Agreement, such Selling
Shareholder agrees to reimburse the Company for any and all out-of-pocket disbursements (including fees and disbursements of counsel for the Company) incurred by the Company in connection with the marketing of the Shares or in contemplation of performing its obligations hereunder. The Selling Shareholder shall not in any event be liable the Company for loss of anticipated profits from the transactions covered by this Agreement.

     3.4 The Selling Shareholders have not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and have not effected any sales of common stock, which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-B.

     3.5 The Selling Shareholders shall immediately notify the Company if any event occurs, if any change of information occurs relating to a Selling Shareholder or the Company, or if any new information exists relating to the Company or relating to any matter stated in the prospectus or any supplement thereto, any of which results in the prospectus (as supplemented) either including any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.   INDEMNIFICATION.
     ---------------

     4.1     The  Company  agrees  to  indemnify  and hold harmless each Selling
Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonably attorneys' fees), to which a Selling Shareholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the registration statement, any preliminary prospectus, the prospectus, or amendments or supplements thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Selling Shareholders specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability that the Company may otherwise have.

     4.2 The Selling Shareholders each agree that they will indemnify and hold harmless the Company, and each officer, director or person, if any who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus or amendments or supplements thereto, or arise out of or are based upon the omission to make statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, any preliminary prospectus, the prospectus or amendments or supplements thereto in reliance upon and in conformity with, written information furnished to the Company by the Selling Shareholders specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability the Selling Shareholders may otherwise have.

     4.3 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this

Section 4, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     4.4 All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section 4 and all reasonable attorneys' fees and expenses), shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

     4.5 The obligations of the Company and the Selling Shareholders under this Section 4 shall be in addition to any liability that the Company or any Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company and the Selling Shareholders within the meaning of the Act. The obligations of the Company under this Section 4 shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each officer of the Company who has signed the registration statement on Form SB-2.

5.     CONTRIBUTION.  In  order  to  provide for just and equitable contribution
       -------------
under the Act or otherwise arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus or amendments or supplements thereto, or arising out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 4 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provision of
Section 4 hereof provide for indemnification in such case, or (ii) contribution under the Act or otherwise may be required on the part of any indemnified party, in either such case, the Company and the Selling Shareholders shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the bases of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by a reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and a Selling Shareholder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.     MISCELLANEOUS.
       --------------

     6.1     ENTIRE  AGREEMENT;  AMENDMENT.  This  Agreement contains the entire
             -----------------------------
agreements between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be amended without the joint written consent of both parties to this Agreement.

     6.2     NOTICES.  Any  notice  or  other  communication between the parties
             -------
under the Agreement shall be in writing and shall be considered given when accomplished by any of the following methods: (i) if by personal delivery, when such delivery occurs, (ii) if by reputable overnight courier service, when such courier indicates delivery was made, or (iii) if sent by U.S. mail, return receipt requested, on the earlier of actual receipt or the date five (5) business days after mailing. Such notice shall be delivered, if to the Company, to:

                         Tom Woolsey
                         International Commercial Television Inc.
                         2300  N.  Dixie  Highway,  Suite  203B
                         Boca  Raton,  FL  33431-7657

                         With  a  copy  to:
                         (which  shall  not  constitute  notice)

                         Shea  Wilson
                         Ogden  Murphy  Wallace,  P.L.L.C.
                         1601  Fifth  Avenue,  Suite  2100
                         Seattle,  WA  98101-1686

If to the Selling Shareholders, to:

                         Stephen  Jarvis
                         1190  Vito  Cruz  Extension
                         Makati  City
                         Metro  Manila  1200  Philippines

                         The  Better  Blocks  Trust
                         c/o  William  Ainslie  Reece,  Trustee
                         Level  4,  9  High  Street
                         Auckland  New  Zealand

No change of address shall be valid unless it is communicated in writing to the other party with at least five business days notice.

     6.3     SUCCESSORS  AND  ASSIGNS.  This Agreement shall be binding upon and
             ------------------------
shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     6.4     WAIVER.  The  failure  of  a party to insist on strict adherence to
             ------
any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     6.5     HEADINGS.  The section headings in this Agreement are for reference
             --------
only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     6.6     GOVERNING  LAW.  This  Agreement shall be governed by and construed
             --------------
in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

     6.7     NO  THIRD  PARTY BENEFICIARIES.  This Agreement is intended for the
             ------------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     6.8     COUNTERPARTS AND FACSIMILE SIGNATURES.  This Agreement may be
             -------------------------------------
executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement and binding on the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the latest date indicated below.

INTERNATIONAL COMMERCIAL TELEVISION INC.


     /s/  Thomas  Woolsey                         Date:   December 4, 2001
--------------------------------                       --------------------
Thomas Woolsey, President


SELLING  SHAREHOLDERS


     /s/  Stephen  Jarvis                         Date:   November 5th, 2001
--------------------------------                       ----------------------
Stephen  Jarvis


Each undersigned in their capacity as a trustee of The Better Blocks Trust created by Deed
1 January 1994

     /s/  Kelvin  Claney                          Date:   October 24, 2001
--------------------------------                       --------------------
Kelvin  Claney,  Trustee

     /s/  Robin  Jan  Marney                      Date:   Nov. 15 2001
--------------------------------                       --------------------
Robin  Jan  Marney,  Trustee

     /s/  William Ainslie Reece                   Date:   5 November 2001
--------------------------------                       --------------------
William Ainslie Reece, Trustee


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                                   SCHEDULE I
                                   ----------


        NAME OF SELLING SHAREHOLDER                 NUMBER OF SHARES TO BE SOLD
------------------------------------------------    ---------------------------
Stephen Jarvis                                               333,500
The Better Blocks Trust, declared 1 January 1994             333,500


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